UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2018

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On May 29, 2018, the board of directors (the “Board”) of Noble Energy, Inc. (the “Company”) elected Barbara J. Duganier as a member of the Board effective as of May 30, 2018 to serve until the next meeting of the Company’s shareholders, at which time she will stand for reelection. As of the date of this report, Ms. Duganier has not been appointed to any committee of the Company’s Board. The Company will file an amendment to this report to disclose any such appointment within four business days after the information is determined or becomes available.
In connection with her election as a non-employee director, Ms. Duganier will receive an annual retainer of $85,000 (pro rated for her period of service) and a one-time grant of restricted stock with an aggregate value of $250,000 under the Company’s 2015 Stock Plan for Non-Employee Directors. Ms. Duganier also entered into the Company’s customary form of indemnity agreement on May 30, 2018 upon the effective date of her election to the Board.

Ms. Duganier was not appointed pursuant to any arrangement or understanding with any other person and there are no family relationships between Ms. Duganier and the other directors or executives of the Company. There are no transactions with Ms. Duganier that would be reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Duganier's election to the Board is attached to this report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished as part of this report on Form 8-K.

99.1    Press release dated May 30, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	May 31, 2018	By:	/s/ Pamela L. Taylor
Pamela L. Taylor
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated May 30, 2018.